CONSENT OF INDEPENDENT PUBLIC AUDITORS

To. T.J.T.

    As independent auditors, we hereby consent to the incorporation by reference of our report dated November 17, 2000, included in this Form 10/K, into the Company'e previously filed Registration Statement of Form SB-2 File No. 33-98404 as filed with the Securities and Exchange Commission.

Balukoff, Lindstrom & Co. P.A.

Boise, Idaho
March 27, 2001